UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 17, 2009

SCIENTIFIC GAMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

0-13063

(Commission File Number)

Delaware	81-0422894
(State or other Jurisdiction	(IRS Employer
of Incorporation)	Identification Number)

750 Lexington Avenue, New York, New York 10022

(Address of Principal Executive Offices)

(Zip Code)

(212) 754-2233

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(e)  On June 17, 2009, Scientific Games Corporation (the “Company”) held its annual meeting of stockholders to vote on, among other things, a proposal to amend the 2003 Incentive Compensation Plan, as amended and restated (the “Plan”), to increase the number of shares reserved under the Plan by 2,000,000 shares.

The amendment to the Plan had been previously approved by the Company’s Board of Directors, subject to approval by the Company’s stockholders at the annual meeting of stockholders.  The Company’s stockholders approved the amendment at the meeting.

The foregoing description is qualified in its entirety by reference to the text of the amended Plan, attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	2003 Incentive Compensation Plan, as amended and restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

	By:	/s/ Jeffrey S. Lipkin
Name: Jeffrey S. Lipkin
Title: Vice President and Chief Financial Officer

Date: June 18, 2009

Exhibit Index

Exhibit No.	Description

10.1	2003 Incentive Compensation Plan, as amended and restated.